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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement on Form S-3 (No. 333-107083) and related Prospectus of Saul Centers, Inc. for the registration of $100,000,000 of preferred stock and depositary shares and to the incorporation by reference therein of our report dated February 7, 2003, with respect to the consolidated financial statements and schedule of Saul Centers, Inc. for the year ended December 31, 2002 included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

                                             /S/  ERNST & YOUNG LLP


McLean, Virginia
September 25, 2003